Exhibit 99.1
News Release
Contact:
Mary McGowan
Summit IR Group, Inc.
408-404-5401
mary@summitirgroup.com
Endwave Acquires ALC Microwave, Inc.
Endwave Adds New Product Capability and Key Defense Customer Relationships
SAN JOSE, CA — April 19, 2007 — Endwave Corporation (Nasdaq: ENWV), a leading provider of high-frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today announced the acquisition of privately-held ALC Microwave, Inc. for approximately $6.6 million in cash.
ALC is a leading provider of logarithmic amplifier subsystems to many US and international defense prime contractors. Since its founding in 1999, ALC has been delivering these unique amplifier products for use in early warning radars, threat detection equipment, electronic countermeasures and missile guidance systems. Additionally, ALC provides microwave and millimeter-wave components and subsystems for several other advanced defense electronics platforms not previously served by Endwave.
ALC, with approximately 40 employees, is located in El Dorado Hills, CA, in close proximity to Endwave’s Diamond Springs, CA operation. ALC’s revenues were approximately $5.5 million in 2006.
“This acquisition is strategically important to Endwave’s mission in our defense and security business,” said Ed Keible, CEO and President of Endwave. “In addition to expanding our product portfolio, we are pleased to gain access to critical OEM relationships fostered by ALC in the defense community,” added Keible. “Given ALC’s revenue growth, profitability, positive cash flow from operations and complementary market position, we view this transaction as an important step in continuing to build a profitable, thriving company.”
“We are excited to become part of Endwave Corporation,” said Russ Alm, CEO and President of ALC Microwave, Inc. “We were drawn to Endwave’s strategic vision for the defense and security markets and believe that the financial strength and world-wide sales reach of Endwave will allow us to further penetrate a broader range of market applications and customers.”

About Endwave
Endwave Corporation designs, manufactures and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. These RF modules include high-frequency integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 42 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Diamond Springs, CA; El Dorado Hills, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about the company can be accessed from the company’s web site at http://www.endwave.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release, and other statements Endwave may make, including statements about the benefits of the acquisition of ALC, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Endwave’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “view,” “believe,” “vision,” “trend,” “potential,” “opportunity,” “pipeline,” “expect,” “anticipate,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.
Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Endwave’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Endwave’s filings with the Securities and Exchange Commission. Endwave’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made. In particular, the anticipated benefits of the acquisition of ALC are uncertain and could be affected by many factors, including, without limitation, our ability to integrate ALC’s business with ours, ALC’s future financial performance and general economic and financial market conditions.